Exhibit 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND TREASURER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF SARBANES-OXLEY ACT OF 2002

            In connection with the quarterly report on Form 10-Q of Capital Beverage Corporation (the "Company") for the quarter ended June 30, 2010 (the "Report"), I, Carmine N. Stella, hereby certify in my capacity as Chief Executive Officer of the Company, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

            1. The Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

            2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 20, 2010	By:	/s/ /s/ Carmine N. Stella
Carmine N. Stella
President, Chief Executive Officer and
Principal Accounting Officer